                                                                     EXHIBIT 2.2

                                                        [EXECUTION COPY]


                          ASSET ACQUISITION AGREEMENT
                          ---------------------------

     ASSET ACQUISITION AGREEMENT (this "Agreement") dated as of December 6,
                                        ---------
1996, among UNIVERSAL TELECOM, INC. d/b/a UNIVERSAL TELECOM TECHNOLOGIES, a Missouri corporation having an office at 3660 South Geyer Road, Suite 100, St. Louis, MO 63127 ("Seller"), INTERMEDIA COMMUNICATIONS INC., a Delaware
                  ------
corporation having an office at 3625 Queen Palm Drive, Tampa, Florida 33619 ("Buyer"), and William M. Wunderlich, an individual residing at 4462 Country
-------
Sunrise, High Ridge, MO 63049, and Ray Bove, an individual residing at 2433 Suelynn Drive, High Ridge, MO 63049 (Mr. Wunderlich and Mr. Bove are collectively referred to as the "Shareholders").
                                 ------------

                                   RECITALS:
                                   --------

     Seller is engaged in the business of providing switchless long distance and related telecommunications services (the "Business").
                                          --------

     Seller desires to sell to Buyer and Buyer desires to acquire from Seller, all right, title and interest of Seller in and to all of the assets and properties owned by Seller or used by Seller to conduct the Business, and in connection therewith Buyer is willing to assume certain liabilities of Seller relating thereto, all upon the terms and subject to conditions contained herein.

     The Shareholders are entering into this Agreement to induce Buyer to enter into this Agreement and to acquire the Business.

     Seller, the Shareholders and Buyer intend that the transactions contemplated hereby qualify as a tax-free reorganization within the meaning of
Section 368(a)(1)(c) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto hereby agree as follows:

     1.  ACQUISITION
         -----------

     1.1.  ACQUIRED ASSETS.
           ---------------

     (a) In consideration of the payment by Buyer of the relevant portion of the Acquisition Price (as defined in Section 3.1 below), Seller hereby sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby purchases, acquires and takes assignment and delivery of, all the right, title and interest in and to all of the assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by Seller or to which it is directly or indirectly entitled and, in any case, belonging to or used or intended to be used in the Business, other than the Excluded Assets (as defined below), including, without limitation, the assets and properties of Seller listed on Schedule 1.1(a) (such assets and properties being referred to herein as the "Acquired Assets").
                                                       ---------------

     (b) Except as set forth on Schedule 1.1(b), all of the Acquired Assets are being sold, assigned, transferred, conveyed and delivered to Buyer free and clear of all encumbrances, security interests, mortgages, pledges, restrictions, charges, or liens of any kind, including, without limitation, tax liens ("Liens").
  -----

     1.2.   EXCLUDED ASSETS.  Notwithstanding the foregoing, Seller is not
            ---------------
selling, assigning, transferring, conveying or delivering, and Buyer is not acquiring pursuant to this Agreement, and the term "Acquired Assets" does not include, any of the following (the "Excluded Assets"):
                                    ---------------

     (a)  an amount of cash on hand equal to $60,000 (the "Closing Cash"), which
                                                           ------------
is in account number 3152701302 at Magna Bank;

     (b) any interest in and to the capital stock of Seller and all minute books, stock records, income tax records and similar corporate documents of Seller;

     (c) the claim of Seller against IXC Long Distance Inc. ("IXC") relating to the alleged failure by IXC to provide long distance services to Seller on a timely basis as required by Seller's agreement with IXC; provided, that Seller
                                                         --------
covenants and agrees to immediately notify IXC of its intention to pursue such claim;

     (d) all certificates or other authorizations issued by the Federal Communication Commission or other state public utilities commissions to Seller in connection with the Business, including tariffs relating thereto; provided,
                                                                     --------
that if a state public utilities commission shall advise Buyer that transfer of Seller's certificate or other authorization shall be required in connection with the transactions contemplated hereby, then such certificate or other authorization shall automatically be deemed an Acquired Asset and not an Excluded Asset and Seller shall promptly take all steps necessary to effect such a transfer including, without limitation, filing and prosecuting applications for assignment or transfer of such certificates or other authorizations as may be required by the Federal Communications Commission and any state public utilities commission; and

     (e) all rights of Seller under this Agreement and the Escrow Agreement (as defined below).

     2.  LIMITED ASSUMPTION OF LIABILITIES
         ---------------------------------

     2.1.  ASSUMPTION OF LIABILITIES.  Except as expressly provided herein,
           -------------------------
Buyer does not assume or agree to pay, perform or discharge, any debts, liabilities, obligations, claims, expenses, taxes, contracts, accounts payable, or commitments of any kind, character or description, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or undetermined (collectively, "Liabilities") of Seller. Subject to the terms, conditions,
                -----------
representations and warranties contained herein, Buyer hereby assumes and agrees to pay, perform and discharge when due the Liabilities of Seller set forth on
Schedule 2.1 hereto (the "Assumed Liabilities") and no other Liabilities of
                          -------------------
Seller.

     2.2.  EXCLUDED LIABILITIES.  Except as set forth on Schedule 2.1, and
           --------------------
regardless of whether any of the following may be disclosed to Buyer pursuant to
Section 4 hereof or otherwise, or whether Buyer has knowledge of same, Buyer does not assume, and shall have no liability for any Liabilities arising out of any act or omission occurring, or any state of facts existing, prior to the date hereof (the "Excluded Liabilities") including, without limitation, any Liability
             --------------------
of Seller relating to or arising from: (i) the breach of Seller's obligations under the leases, contracts and agreements assigned to Buyer; (ii) any infringement by Seller on the rights of others in connection with the Business;
(iii) taxes, including, without limitation, any social security taxes or any other taxes relating to Seller's current or former employees, any employment or withholding taxes upon employees collected by Seller, any income, capital gains, sales, use or transfer tax arising from the operations of Seller through the date hereof, including any thereof that may be due in connection with the transactions contemplated hereby; (iv) any accrued but unpaid payroll, severance, bonus, holiday and/or vacation obligations to employees of Seller; or
(v) any damages, fines, interest or penalties assessed by any federal, state, county, city or municipal government or governmental agency or authority.
Seller retains, and shall pay, perform and discharge when due all Excluded Liabilities.

     3.  ACQUISITION PRICE
         -----------------

     3.1.  ACQUISITION PRICE; ALLOCATION OF ACQUISITION PRICE.  (a)  Subject to
           --------------------------------------------------
the adjustments set forth in Section 3.2,
the acquisition price for the Acquired Assets shall be $702,184 and the acquisition price for the covenants contained in Section 7.2 shall be $200,000 (together, the "Acquisition Price"). The Acquisition Price is hereby being paid
                -----------------
by delivery of 3,826 shares of common stock, par value $.01 per share ("Common
                                                                        ------
Stock"), of Buyer to Seller and 27,554 shares of Common Stock to Kronish, Lieb,
------
Weiner & Hellman LLP (the "Escrow Agent") to be held in escrow by the Escrow
                           ------------
Agent in accordance with the terms and provisions of the Escrow Agreement (the "Escrow Agreement") being executed on the date hereof among Buyer, Seller, the
 ----------------
Shareholders and the Escrow Agent. The shares of Common Stock being held in such escrow are hereafter collectively referred to as the "Escrow Funds", of which
                                                      ------------
19,130 shares of Common Stock are hereafter referred to as "Escrow Fund A" and
                                                            -------------
8,424 shares of Common Stock are hereafter referred to as "Escrow Fund B".
                                                           -------------

     (b) The sum of the Acquisition Price and the Assumed Liabilities shall be allocated among the Acquired Assets as of the date hereof in accordance with Exhibit A. Any subsequent adjustments to the sum of the Acquisition Price and Assumed Liabilities shall be reflected in the allocation hereunder in a manner consistent with Treasury Regulation (S) 1.1060-1T(f). For all tax purposes, Buyer and Seller agree to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including the allocation under Exhibit A, and that none of them will take any position inconsistent therewith in any tax return, in any refund claim, in any litigation, or otherwise.

     3.2.  ADJUSTMENTS TO THE ACQUISITION PRICE.  The Acquisition Price shall be
           ------------------------------------
subject to the following adjustments:

     (a)  Adjustments relating to Accounts Payable.  As promptly as practicable
          ----------------------------------------
after the date hereof, Buyer shall cause an audit of the accounts payable listed as item 1. on Schedule 2.1 as being assumed by Buyer. Upon completion of such audit, Buyer shall deliver to Seller a written statement (the "Payables
                                                               --------
Statement") setting forth the results of such audit.  In the event the amount of
---------
the accounts payable as reflected in the Payables Statement shall exceed the amount for the accounts payable specified as item 1. on Schedule 2.1, then (i) such excess shall be deemed to be Assumed Liabilities for all purposes of this Agreement, (ii) the Acquisition Price shall be adjusted downward in an amount equal to such excess and (iii) Buyer shall deliver written notice to Seller and the Escrow Agent specifying the amount of such downward adjustment of the Acquisition Price and the Escrow Agent shall promptly and in accordance with the terms of the Escrow Agreement deliver to Buyer from the Escrow Funds an amount of shares of Common Stock sufficient to cover such downward adjustment. In the event the amount of the accounts payable as specified as item 1. on Schedule 2.1 shall exceed the amount of the accounts payable as reflected in the

Payables Statement, then (i) the Acquisition Price shall be adjusted upward in an amount equal to such excess and (ii) Buyer shall promptly deliver to the Escrow Agent for deposit into the Escrow Funds an amount of shares of Common Stock sufficient to cover such upward adjustment.

     (b)  Adjustments for Uncollected Accounts Receivable. As promptly as
          -----------------------------------------------
practicable after the 90th day following the date hereof, Buyer shall deliver to Seller a written statement setting forth the amounts of all or any portion of the accounts receivable included in the Acquired Assets which shall not have been collected by Buyer within 90 days after the date hereof. In the event the amount of such uncollected accounts receivable shall exceed $119,687, then Buyer shall deliver written notice to Seller and the Escrow Agent specifying the amount of such excess and the Escrow Agent shall promptly and in accordance with the terms of the Escrow Agreement deliver to Buyer from the Escrow Funds an amount of shares of Common Stock sufficient to cover such excess. With respect to collection of accounts receivable, remittances to Buyer made by any account debtor shall, unless otherwise specified by the account debtor on account of a dispute with Seller with respect to a specific invoice, be credited to the invoices bearing the earliest dates. If shares of Common Stock are delivered to Buyer from the Escrow Funds pursuant to this Section 3.2(b), Buyer shall re-assign to Seller all accounts receivable not collected by Buyer within 90 days after the date hereof. Thereafter, Seller shall promptly remit to Buyer funds in the amount, if any, by which Seller's collection s of such re-assigned accounts receivable exceeds the value of the shares of Common Stock delivered to Buyer from the Escrow Funds pursuant to this Section 3.2(b).

     (c)  Adjustments for Loss of Customers.  The parties agree that the
          ---------------------------------
customers listed on Exhibit B were billed an aggregate of $524,209 for the month of October 1996 (the "October Billings"). As promptly as practicable after
                      ----------------
January 31, 1997, Buyer shall deliver to Seller a written statement setting forth the aggregate amount billed to the customers listed on Exhibit B for the month of January 1997 (the "January Billings"). In the event the January
                            ----------------
Billings shall be less than 90% of October Billings, then Buyer shall deliver written notice to Seller and the Escrow Agent specifying the amount of such deficiency and the Escrow Agent shall promptly and in accordance with the terms of the Escrow Agreement deliver to Buyer from the Escrow Funds an amount of shares of Common Stock equal to the product of the amount of such deficiency multiplied by 4.3. Notwithstanding the above, no payment of such deficiency shall be made by the Escrow Agent if (i) Buyer shall have increased in the aggregate the rates charged to the customers listed on Exhibit B by more than 10% from the aggregate of the rates charged to such customers as of the date hereof or (ii) more than half of the customers listed on Exhibit B shall have experienced extraordinary service outages during the months of December 1996 or January 1997.

     (d)  Adjustments for November Cost of Sales.  As promptly as practicable
          --------------------------------------
after the date hereof, Buyer shall cause an audit of the November Cost of Sales which are specified as in item 10. on Schedule 2.1. Upon completion of such audit, Buyer shall deliver to Seller a written statement (the "Cost of Sales
                                                               -------------
Statement") setting forth the results of such audit.  In the event that 50% of
---------
the amount of the November Cost of Sales which shall not have been paid prior to November 29, 1996 as reflected in the Cost of Sales Statement shall exceed $200,000, then (i) the Acquisition Price shall be adjusted downward in an amount equal to such excess and (ii) Buyer shall deliver written notice to Seller and the Escrow Agent specifying the amount of such downward adjustment of the Acquisition Price and the Escrow Agent shall promptly and in accordance with the terms of the Escrow Agreement deliver to Buyer from the Escrow Funds an amount of shares of Common Stock sufficient to cover such downward adjustment. In the event that $200,000 shall exceed 50% of the amount of the November Cost of Sales which shall not have been paid prior to November 29, 1996 as reflected in the Cost of Sales Statement, then (i) the Acquisition Price shall be adjusted upward in an amount equal to such excess and (ii) Buyer shall promptly deliver to the Escrow Agent for deposit into the Escrow Funds an amount of shares of Common Stock sufficient to cover such upward adjustment.

     (e)  Payments from Seller and the Shareholders.  In the event that shares
          -----------------------------------------
of Common Stock held in the Escrow Funds shall be insufficient to cover any amounts required to be delivered to Buyer pursuant to this Section 3.2, the Escrow Agent shall deliver to Buyer all shares of Common Stock then remaining in the Escrow Funds and Seller and the Shareholders shall pay (on the date of the delivery of the shares of Common Stock by the Escrow Agent), either in cash by wire transfer of immediately available funds or by delivery of shares of Common Stock or both, an amount equal to such deficiency.

     3.3.  VALUE OF SHARES COMMON STOCK.  For all purposes of this Agreement and
           ----------------------------
the Escrow Agreement, whenever shares of Common Stock shall be required to be delivered to satisfy a payment or indemnity obligation of any party hereto, the shares of Common Stock shall be deemed to be valued at $28.75 per share, notwithstanding the actual market or other value of the shares of Common Stock at the time of the delivery of such shares. In the event of any stock split, reverse stock split, stock combination or reclassification of the shares of Common Stock or any merger, consolidation or combination of Buyer with any other entity or entities, the deemed value specified above for the shares of Common Stock shall be proportionally adjusted so that the deemed value of the shares of Common Stock after such event shall be the same as the deemed value of the shares of Common Stock prior to such event. All such adjustments shall be made successively.

     4.  REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS.
         -------------------------------------------------------------

     Seller and the Shareholders, jointly and severally, hereby represent and warrant to Buyer as follows:

     4.1.  ORGANIZATION OF SELLER.  Seller is a corporation duly organized,
           ----------------------
validly existing and in good standing under the laws of the State of Missouri. Seller has all requisite power and authority to own and hold the Acquired Assets, to conduct the Business as currently conducted by Seller and is duly licensed, permitted or qualified to do business in each jurisdiction in which the operation of the Business makes such licensing or qualification necessary, except as would not have a material adverse effect on the Business, the Acquired Assets or Seller. The jurisdictions in which Seller is so licensed or qualified are set forth on Schedule 4.1.

     4.2.  AUTHORITY.  Seller has all requisite power and authority to execute
           ---------
and deliver this Agreement and the Escrow Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Seller has obtained all necessary approvals for the execution and delivery of this Agreement and the Escrow Agreement, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby. Each of this Agreement and the Escrow Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by the other parties hereto and thereto) constitutes Seller's legal, valid and binding obligation, enforceable against Seller in accordance with its terms. Each Shareholder has full legal capacity to execute, deliver and perform his obligations under this Agreement and the Escrow Agreement. Each of this Agreement and the Escrow Agreement has been duly executed and delivered by each Shareholder and (assuming due authorization, execution and delivery by the other parties hereto and thereto) constitutes each Shareholder's legal, valid and binding obligation, enforceable against him in accordance with its terms.

     4.3.  NON-CONTRAVENTION.  Except as set forth on Schedule 4.2, none of the
           -----------------
execution and delivery of this Agreement and the Escrow Agreement by Seller and Shareholders, the performance of their obligations hereunder and thereunder or the consummation of the transactions contemplated hereby and thereby will conflict with Seller's Certificate of Incorporation or By-laws or will, with or without notice, the passage of time or both, constitute a breach or violation of, be in conflict with, constitute or create a default under, or result in the creation or imposition of any Liens under (a) any contract, indenture, agreement, instrument, mortgage, lease or commitment to which Seller or any Shareholder is a party or by which any of them is or any of their properties are bound, or to which any of them is subject or (b) any law or statute or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority relating to Seller, any Shareholder or the Business.

     4.4.  SOLVENCY.  The consummation by Seller of the transactions
           --------
contemplated hereby will render Seller solvent and fully able to pay its debts as they become due.

     4.5.  FINANCIAL STATEMENTS.
           --------------------

     (a) Seller has delivered to Buyer (i) balance sheets for Seller as of December 31 in each of the years 1993 through 1995, and statements of income and cash flow for each of the fiscal years then ended and (ii) a balance sheet for Seller as of October 31, 1996 (the "October Balance Sheet") and statements of
                                    ---------------------
income and cash flow for the period ended October 31, 1996 (collectively, the "Financial Statements"). The Financial Statements are true, complete and
---------------------
accurate and fairly present the assets, liabilities, financial condition and results of operations of the Business as of the respective dates thereof and for the periods therein referred to.

     (b) There are no Liabilities of Seller other than Liabilities (i) reflected or reserved against on the October Balance Sheet or (ii) disclosed in
Schedule 4.5.

     4.6.  GOVERNMENTAL CONSENTS.  Except for qualifications and filings
           ---------------------
required by Buyer to provided services to customers of Seller, there are no consents, approvals or authorizations of, or registrations, qualifications or filings with, governmental or regulatory agencies or authorities necessary in connection with the execution and delivery of this Agreement by Seller and the Shareholders, the performance of their obligations hereunder or the consummation of the transactions contemplated hereby.

     4.7.  COMPLIANCE WITH LAWS.  Seller and the Shareholders have conducted
           --------------------
and continue to conduct the Business in accordance with all laws and statutes and rules, regulations, judgments, orders or decrees of any court or governmental or regulatory authority applicable to Seller or the Shareholders or any of Seller's properties or assets, including, without limitation, the Acquired Assets, and none of Seller or the Shareholders is in violation of any such laws, statutes, rules, regulations, judgments, orders or decrees.

     4.8.  COMPLIANCE WITH ENVIRONMENTAL LAWS.  Seller and the Shareholders have
           ----------------------------------
conducted and continue to conduct the Business in accordance with all federal, state, county, city, municipal or other laws, statutes, rules, regulations, orders, consent decrees, permits or licenses, relating to the prevention, remediation, reduction or control of pollution or to the protection of the environment, natural resources and/or human health and safety.

     4.9.  PERMITS.  Schedule 4.9 sets forth a true, complete and correct list
           -------
of all permits, licenses, franchises, orders, certificates and approvals (collectively, the "Permits") of any federal, state or local regulatory or
                    -------
administrative agency or court relating to Seller, the Acquired Assets or the Business. The Permits constitute all permits, licenses, franchises, orders, certificates and approvals required for the lawful operation of the Business and the Acquired Assets. Seller is in full compliance with the terms of all the Permits.

     4.10.  LITIGATION, ETC.  Except as set forth on Schedule 4.10, there are no
            ----------------
judicial or administrative actions, suits, proceedings or investigations pending or threatened, relating to or affecting Seller, the Acquired Assets, or the Business, or which question the validity of this Agreement or challenge any of the transactions contemplated hereby or the use of the Acquired Assets or the conduct of the Business after the date hereof by Buyer. Except as set forth on
Schedule 4.10, to the best knowledge of Seller and the Shareholders, there are no facts or circumstances that may give rise to any of the foregoing.

     4.11.  EMPLOYEES.  (a)  Set forth on Schedule 4.11 is a true and complete
            ---------
list of all of the employees of Seller engaged in the Business and their respective current compensation rates and accrued vacation as of the date hereof. None of the employees of Seller is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and no attempt is currently being made or has been made during the past three (3) years to organize any employees of Seller to form or enter into a labor union or similar organization. Seller's relationship with its employees is good and there is, and during the past five (5) years there has been, no labor strike, dispute, slowdown, work stoppage or other labor difficulty pending, threatened against or involving Seller.

     (b) Schedule 4.11 sets forth a true and complete list of all employee benefit plans and all material bonus, stock option, stock purchase, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other employee benefit plans, programs or arrangements, and all material employment or compensation agreements, in each case for the benefit of, or relating to, current employees and former employees of Seller (collectively, the "Plans"). Seller has made available to
                                        -----
Buyer, with respect to each Plan, a copy of the plan document, summary plan description and the most recent annual report and Internal Revenue Service determination letter. To the best knowledge of Seller and the Shareholders, except as disclosed in Schedule 4.11, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which Seller has or may have any obligation or which are maintained or sponsored for the benefit of any current or former employee of Seller.

     4.12.  OWNERSHIP AND TRANSFER OF ACQUIRED ASSETS. Seller has good and
            -----------------------------------------
marketable title to, or in the case of leased or subleased Acquired Assets, valid and subsisting leasehold interests in, all of the Acquired Assets, free and clear of all Liens (other than permitted Liens set forth on Schedule 1.1(b)). Seller has the unrestricted right to sell, transfer, assign, convey and deliver to Buyer all right, title and interest in and to the Acquired Assets without penalty or other adverse consequences.

     4.13.  ASSETS USED IN THE BUSINESS.  The Acquired Assets are the only
            ---------------------------
assets used by Seller to conduct the Business. Seller has caused the Acquired Assets to be maintained in accordance with good business practice and all the Acquired Assets are in good operating condition and repair (ordinary wear and tear excepted) and are suitable for the purposes for which they are used and intended.

     4.14.  STATUS OF AGREEMENTS.  All material contracts, leases, subleases,
            --------------------
licenses, sublicenses, agreements and commitments for the performance by Seller of the Business are disclosed on Schedule 4.14 (the "Material Contracts"). The
                                                     -----------------
Material Contracts are valid, legally binding and enforceable in accordance with their terms and are in full force and effect, and, except as disclosed on
Schedule 4.14, there are no existing defaults (or events that, with notice or lapse of time or both, would constitute a default) with respect to any such Material Contract. Seller has delivered to Buyer true and complete copies of all Material Contracts.

     4.15.  EQUIPMENT.  Set forth on Schedule 4.15 is a true and complete list
           ---------
of all field and office equipment utilized by Seller to conduct the Business and the net book value (calculated in accordance with generally accepted accounting principles) and the balance owed with respect to such equipment as of the date hereof. Schedule 4.15 also sets forth all leases of equipment binding upon Seller or any of the equipment and all the equipment covered thereby.

     4.16.  VEHICLES.  Set forth on Schedule 4.16 is a true and complete list
            --------
of all vehicles utilized by Seller to conduct the Business and the net book value (calculated in accordance with generally accepted accounting principles) and the balance owed with respect to each such vehicle as of the date hereof. Schedule 4.16 also sets forth all leases of vehicles binding upon Seller and all the vehicles covered thereby.

     4.17.  OFFICES.  Set forth on Schedule 4.17 is a true and complete list of
            -------
all offices utilized by Seller, as of the date hereof, to conduct the Business and the monthly lease payment and remaining lease term with respect to each such office.

     4.18.  INTELLECTUAL PROPERTY.  Seller owns or possesses adequate licenses
            ---------------------
or other valid rights to use all Intellectual Property (as defined in Schedule 1.1(a)) used or held for use in connection with Business and included in the Acquired Assets. Seller is unaware of any assertion or claim challenging the validity of any Intellectual Property. The rights of Seller in or to such Intellectual Property do not conflict with or infringe on the rights of any other person or entity, and Seller has not received any claim or written notice from any person or entity to such effect. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property. After the consummation of the transactions contemplated hereby, Buyer shall own or possess adequate licenses or other valid rights to use all Intellectual Property to the same extent, and in the same manner, as Seller.

     4.19.  ACCOUNTS; LOCKBOXES, ETC.  Schedule 4.19 sets forth a true and
            -------------------------
complete list of (i) the names of each bank, savings and loan association, securities or commodities broker or other financial institution in which Seller has an account and the names of all persons authorized to draw thereon or have access thereto, (ii) the location of all lockboxes and safe deposit boxes of Seller and the names of all persons authorized to draw thereon or have access thereto and (iii) the names of all persons, if any, holding powers of attorney from Seller relating to the Business or Seller.

     4.20.  BROKERS, FINDERS, ETC.  Other than for Kenny Securities Corp.
            ---------------------
("Kenny"), all negotiations relating to this Agreement and the transactions
  -----
contemplated hereby have been carried on without the participation of any person or entity acting on behalf of Seller in such manner as to give rise to any valid claim against Buyer for any brokerage or finder's fee, commission or similar compensation. Seller and the Shareholders are solely responsible for the fees and expenses of Kenny.

     4.21.  NO MISSTATEMENTS OR OMISSIONS.  No representation or warranty made
            -----------------------------
in this Agreement by Seller and/or the Shareholders is false or misleading as to any material fact, or omits to state a material fact required to make any of the statements made herein not misleading in any material respect.

     4.22.  INVESTMENT PURPOSES, ETC.  (a)  Seller and each of the Shareholders
            -------------------------
(i) understand that the shares of Common Stock to be issued to Seller pursuant to this Agreement have not been registered for sale under any federal or state securities laws and that such shares of Common Stock are being offered and sold to Seller pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), (ii) agree
                                                --------------
that Seller is acquiring such shares of Common Stock for its own account for investment purposes and without a view to any distribution thereof (except to the Shareholders in the event of a dissolution of Seller and except to Kenny to satisfy the obligations of Seller and the Shareholders to pay the fees and expenses of Kenny in connection with the transactions contemplated hereby),
(iii) acknowledge that the representations and warranties set forth in this
Section 4.22 are given with the intention that Buyer rely on them for purposes of claiming such exemption, and (iv) understand that they must bear the economic risk of the investment in such shares of Common Stock for an indefinite period of time as such shares of Common Stock cannot be sold unless subsequently registered under such laws or unless an exemption from registration is available.

     (b) Seller and each of the Shareholders agree that the shares of Common Stock issued to Seller pursuant to this Agreement will not be sold or otherwise transferred for value unless (i) a registration statement with respect thereto has become effective under the Securities Act or (ii) there is presented to Buyer an opinion of counsel reasonably satisfactory to Buyer that such registration is not required, and consent that any transfer agent of Buyer may be instructed not to transfer any such shares of Common Stock unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate evidencing such shares of Common Stock an appropriate legend calling attention to the foregoing restrictions on transferability of such shares of Common Stock.

     (c) Seller and each of the Shareholders (i) are aware of Buyer's business and affairs and financial condition and have acquired sufficient information about Buyer to reach an informed and knowledgeable decision to acquire the shares of Common Stock issued to Seller pursuant to this Agreement,
(ii) have reviewed Buyer's latest annual report on form 10-K and all filings subsequent thereto made by Buyer with the Securities and Exchange Commission pursuant to the federal securities laws, (iii) have discussed Buyer and its plans, operations and financial condition with Buyer's officers, (iv) have received all such information as they have deemed necessary and appropriate to enable them to evaluate the financial risk inherent in making an investment in the shares of Common Stock,
(v) have received satisfactory and complete information concerning the business and financial condition of Buyer in response to all inquiries in respect thereof, (vi) have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of their investment in the shares of Common Stock, and (vii) are capable of bearing the economic risks of such investment, including a complete loss of their investment in the shares of Common Stock.

     4.23.  UNIFIED NOTE.  Seller is the obligor under a promissory note dated
            ------------
February 12, 1996 (the "Unified Note") in the principal amount of $75,000
                        ------------
payable to Unified Telecommunications LLC ("Unified").  Seller has deposited
                                            -------
with Southwestern Bell funds in the amount of $62,030 (the "Unified Deposit").
                                                            ---------------
If the Unified Deposit is not refunded to Buyer on or before January 1, 1997, Buyer's obligations under the Unified Note (specified as item 9. on Schedule 2.1) shall not exceed $12,970.

     5.  REPRESENTATIONS AND WARRANTIES OF BUYER.
         ---------------------------------------

     Buyer represents and warrants to Seller as follows:

     5.1.  ORGANIZATION OF BUYER.  Buyer is a corporation duly organized,
           ---------------------
validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority under its charter and governance documents and under applicable laws to execute and deliver this Agreement and the Escrow Agreement, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

     5.2.  AUTHORITY.  Buyer has obtained all necessary approvals for the
           ---------
execution and delivery of this Agreement and the Escrow Agreement, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby. Each of this Agreement and the Escrow Agreement has been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by the other parties hereto and thereto) constitutes Buyer's legal, valid and binding obligation, enforceable against Buyer in accordance with its terms.

     5.3.  NON-CONTRAVENTION.  None of the execution and delivery of this
           -----------------
Agreement and the Escrow Agreement by Buyer, the performance of its obligations hereunder and thereunder, or the consummation by Buyer of the transactions contemplated hereby and thereby will constitute a violation of, or be in conflict with, Buyer's Certificate of Incorporation and By-laws or will, with or without notice, the passage of time or both, constitute a breach or violation of, be in conflict with, create a default under or result in the creation or imposition of any Liens upon any property of Buyer pursuant to (a) any contract, indenture, agreement, instrument, mortgage, lease or commitment to which Buyer is a party or by which any of its properties are bound, or to which Buyer is subject or (b) any law or statute or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority relating to Buyer.

     5.4.  GOVERNMENTAL CONSENTS.  There are no consents, approvals or
           ---------------------
authorizations of, or registrations, qualifications or filings with, governmental or regulatory agencies or authorities necessary in connection with the execution and delivery of this Agreement by Buyer, the performance of its obligations hereunder or the consummation by Buyer of the transactions contemplated hereby.

     5.5.  LITIGATION, ETC.  There are no actions, suits, proceedings or
           ----------------
investigations pending or threatened against Buyer which question the validity of this Agreement or challenge any of the transactions contemplated hereby.

     5.6.  SHARES OF COMMON STOCK.  The shares of Common Stock issued to Seller
           -----------------------
hereby are duly authorized, validly issued, fully paid and non-assessable.

     5.7.  BROKERS, FINDERS, ETC.  All negotiations relating to this Agreement
           ----------------------
and the transactions contemplated hereby have been carried on without the participation of any person or entity acting on behalf of Buyer in such manner as to give rise to any valid claim against Seller for any brokerage or finder's fee, commission or similar compensation.

     6.  INDEMNIFICATION
         ---------------

     6.1.  INDEMNIFICATION.  (a) Seller and the Shareholders, jointly and
           ---------------
severally, agree to defend, indemnify and hold harmless Buyer, any subsidiary or affiliate thereof and its officers, directors, shareholders and controlling persons, employees, agents, successors and assigns (the "Indemnified Buyer
                                                         -----------------
Group") from and against any and all Liabilities, losses, damages, claims, costs, expenses, judgments, interest and penalties (including, without limitation, attorneys', accountants' and outside advisors' fees and disbursements incurred by the Indemnified Buyer Group in any action or proceeding between Seller and/or the Shareholders and the Indemnified Buyer Group or between the Indemnified Buyer Group and any third party or otherwise) (collectively, "Losses") incurred as a result of, arising out of or resulting
                ------
from:

     (i) the breach of any representation, warranty, covenant or agreement made by Seller and/or the Shareholders contained in this Agreement or any related document; or

     (ii) except for the Assumed Liabilities, any claim or cause of action of any third party (including, without limitation, any federal of state government entity), whether commenced before or after the date of this Agreement, to the extent arising out of any action, inaction, event, condition, Liability or obligation of Seller or the Shareholders occurring or existing prior to the date hereof (regardless of whether or not referred to on a Schedule to this Agreement or otherwise disclosed or known to Buyer as of the date hereof); or

     (iii) except for the Assumed Liabilities, any fines or penalties assessed by any federal, state, county, city or municipal government or any governmental agency or authority to the extent arising out of any action, inaction, event, condition, Liability or obligation of Seller or the Shareholders occurring or existing prior to the date hereof (regardless of whether or not referred to on a Schedule to this Agreement or otherwise disclosed or known to Buyer as of the date hereof); or

     (iv) failure to pay, perform or discharge any obligation, Liability, agreement or commitment not assumed by Buyer pursuant to this Agreement, including, without limitation, the Excluded Liabilities; or

     (v) the amount by which the federal, state and local telecommunications taxes and penalties listed in Schedule 2.1 exceed the amounts specified in
Schedule 2.1; or

     (vi) the failure of Buyer to collect all or any portion of the Unified Deposit.

Notwithstanding the above, the maximum amount of indemnifiable Losses which may be recovered from Seller and the Shareholders arising out of or resulting from the causes enumerated in this Section 6.1(a) shall be an amount equal to $3,500,000. In addition, Seller and the Shareholders shall not have any Liability to pay Losses pursuant to this Section 6.1(a) to the extent the aggregate of the Losses sustained by the Indemnified Buyer Group does not exceed $5,000; provided, however, that the indemnity obligation shall include the
        --------  -------
amount of all Losses and not merely the excess over $5,000.

          (b) Buyer agrees to defend, indemnify and hold harmless Seller and the Shareholders, any subsidiary or affiliate thereof and any of their officers, directors, controlling persons, employees, agents, successors and assigns (the "Indemnified Seller Group") from and against any and all Liabilities, losses,
 ------------------------
damages, claims, costs, expenses, judgments, interest and penalties (including, without limitation, attorneys', accountants' and outside advisors' fees and disbursements incurred by the Indemnified Seller Group in any action or proceeding between Buyer and the Indemnified Seller Group or between the Indemnified Seller Group and any third party or otherwise) incurred as a result of, arising out of or resulting from:

      (i) the breach of any representation, warranty, covenant or agreement made by Buyer contained in this Agreement or any related document; or

      (ii) the failure on the part of Buyer to pay, perform and discharge when due the Assumed Liabilities.

     6.2.  RELEASE FROM ESCROW.  (a)  In the event that (i) Seller shall not
           -------------------
have objected to the amount claimed by the Indemnified Buyer Group for indemnification with respect to any Loss in accordance with the procedures set forth in the Escrow Agreement or (ii) Seller shall have delivered notice of its disagreement as to the amount of any indemnification requested by the Indemnified Buyer Group and either (A) Seller and Buyer shall have, subsequent to the giving of such notice, mutually agreed that Seller is obligated to indemnify the Indemnified Buyer Group for a specified amount and shall have so jointly notified the Escrow Agent or (B) a final nonappealable judgment shall have been rendered by the court having jurisdiction over the matters relating to such claim by the Indemnified Buyer Group for indemnification from Seller and the Escrow Agent shall have received, in the case of clause (A) above, written instructions from Seller and Buyer or, in the case of clause (B) above, a copy of the final nonappealable judgment of the court, the Escrow Agent shall deliver to the Indemnified Buyer Group from the Escrow Funds any amount determined to be owed to the Indemnified Buyer Group under Section 6.1 in accordance with the Escrow Agreement.

          (b) Upon delivery of evidence satisfactory to Buyer in Buyer's sole discretion that all Assumed Liabilities relating to federal and State of Missouri telecommunications taxes and penalties shall have been satisfied in full, Seller shall be entitled to have released from Escrow Fund A 50% of such number of shares of Common Stock held in Escrow Fund A that, when considered with the shares of Common Stock held in Escrow Fund B, shall not be required to be set aside or reserved to pay unsatisfied Indemnification Items (as such term is defined in the Escrow Agreement).

     6.3.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  The representations and
           ------------------------------------------
warranties made by Buyer, Seller and the Shareholders shall survive the signing and consummation of the transaction contemplated by this Agreement for a period of three years, except for any such representations and warranties relating to tax matters, which shall survive to the applicable statute of limitations. All representations and warranties made by or on behalf of Seller and each of the Shareholders in this Agreement shall be deemed to have been relied upon by Buyer (notwithstanding any investigation by Buyer).

     6.4.  NOTICE OF CLAIMS.  Buyer shall give prompt written notice to Seller
           ----------------
and the Shareholders of any claim against Buyer which might give rise to a claim by Buyer against Seller or the Shareholders under the indemnification provisions contained herein, stating the nature and basis of the claim and the actual or estimated amount thereof, provided, however, that failure to give such
                                    --------  -------
notice will not effect the obligation of Seller and the Shareholders to provide indemnification in accordance with the terms of Section 6.1 unless, and only to the extent that, Seller and the Shareholders are actually prejudiced thereby.
In the event that any action, suit or proceeding is brought against any member of the Indemnified Buyer Group with respect to which Seller or the Shareholders may have liability under the indemnification provisions contained herein, Seller and the Shareholders shall, upon written acknowledgement by Seller or the Shareholders that such action, suit or proceeding is an indemnifiable Loss pursuant to Section 6.1, have the right, at the cost and expense of Seller and the Shareholders, to defend such action in the name and on behalf of the indemnified party (using counsel satisfactory to Buyer), and, in connection with any such action, Buyer, Seller and the Shareholders agree to render to each other such assistance as may reasonably be required in order to ensure proper and adequate defense of such action, provided, however, that an indemnified
                                     --------  -------
party shall have the right to retain its own counsel, with fees and expenses paid by Seller and the Shareholders, if representation of such indemnified party by counsel retained by Seller and the Shareholders would be inappropriate because of actual or potential differing interests between such indemnified party, Seller and the Shareholders. If Seller and the Shareholders shall fail to defend such action, suit or proceeding, then Buyer shall have the right to defend such action without prejudice to its rights to indemnification under
Section 6.1 and, in connection therewith, Buyer, Seller and the Shareholders agree to render to each other such assistance as may reasonably be required in order to ensure proper and adequate defense of such action. Neither Buyer nor Seller and/or the Shareholders shall make any settlement of any claim which might give rise to liability of Seller or the Shareholders under the indemnification provisions contained herein without the written consent of each party, which consent shall not be unreasonably withheld, delayed or conditioned.

     6.5.  TELECOMMUNICATIONS TAXES AND PENALTIES.  Buyer shall permit Seller
           --------------------------------------
and the Shareholders to participate, at their
own cost and expense, in any audit or administrative or judicial proceeding (including settlement negotiations) involving the settlement or determination and payment of the federal, state and local telecommunications taxes and penalties included in the Assumed Liabilities; provided, however, that any final
                                               --------  -------
decision as to payment or settlement of such taxes and penalties shall be made by Buyer without prejudice to Buyer's rights to indemnification under Section 6.1(a).

     7.  ADDITIONAL AGREEMENTS
         ---------------------

     7.1.  CONFIDENTIALITY.  Seller and the Shareholders, jointly and severally,
           ---------------
agree to, and Seller shall cause its agents, representatives, affiliates, officers and directors to:

     (a) treat and hold as confidential all confidential information relating to the Business, including, without limitation, any information relating to trade secrets, customer and supplier lists, pricing and marketing plans and details of customer contracts; and

     (b) promptly furnish to Buyer any and all copies (in whatever form or medium) of such confidential information in its possession.

     7.2.  NON-COMPETE.  (a)  Seller and William M. Wunderlich, jointly and
           -----------
severally, agree that for a period of two years from the date hereof, Mr. Wunderlich and Seller and its officers, directors and agents shall not, directly or indirectly, (A) be or become interested in or associated with or represent or otherwise render assistance or services to or manage, operate, control or engage in (as an officer, director, stockholder, partner, consultant, owner, employee, agent, creditor or otherwise) any business, person or entity that is then, or which then proposes to become, a competitor of Buyer in the Business anywhere in the State of Missouri and the State of Illinois and which shall derive gross revenues from its business activities either in the State of Missouri or in the State of Illinois equal to 12% or more or such competitor's total gross revenues; provided, that the foregoing shall not restrict the ownership, solely
          --------
as an investment, of securities of any business, person or entity if such ownership is (i) not as a controlling person of such business, person or entity,
(ii) not as a member of a group that controls such business, person or entity and (iii) not as a direct or indirect beneficial owner of 1% or more of any class of securities of such business, person or entity, (B) induce or seek to influence any employee of (or consultant to) Buyer to leave its employ (or terminate such consultancy) or to become financially interested in a similar business, (C) aid a competitor or supplier of Buyer in any attempt to hire a person who shall have been employed by, or who was a consultant to, Buyer within the one-year period preceding the date of any such aid, or (D) induce or attempt to influence any person who was a customer of or supplier to Buyer during such period to transact business with a competitor of Buyer or not to do business with Buyer. Nothing contained herein shall preclude the Shareholders from entering into employment arrangements with Buyer.

     (b) Buyer and Ray Bove agree that they shall negotiate promptly and in good faith an appropriate non-compete agreement as part of an employment package to be negotiated with Mr. Bove after the date hereof. If Buyer and Mr. Bove shall fail to reach such a non-compete agreement within 60 days after the date hereof, then Mr. Bove agrees that the provisions of Section 7.1(a) shall apply to Mr. Bove mutatis mutandis, and shall be effective as of the date hereof.
            ------- --------

     7.3.  EMPLOYEES.  Buyer shall offer employment to all of Seller's
           ---------
employees.

     7.4.  SUBCONTRACTS.  Seller hereby agrees to use its best efforts to obtain
           ------------
any consents necessary to assign or otherwise transfer the Material Contracts to Buyer. In the event that any consent required with respect to any such Material Contract cannot be obtained, upon the request of Buyer, Seller hereby agrees to subcontract all of its obligations to perform under such contract to Buyer. The cost of performing each such subcontract shall be borne by Buyer and Seller will deliver to Buyer all revenues earned under each such Material Contract.

     7.5.  RECORDS.  (a)  For income tax purposes, Seller shall allow Buyer
           -------
access for six years from the date hereof to existing records of the Business that are in Seller's possession and Seller shall use its best efforts to maintain such records for six years unless specifically authorized by Buyer to the contrary.

     (b) For income tax purposes, Buyer shall allow Seller access for six years from the date hereof to the records of the Business existing as of the date hereof that are in Buyer's possession and Buyer shall use its best efforts to maintain such records in the St. Louis metropolitan area for such six year period.

     7.6.  REGISTRATION RIGHTS.  (a)  If at any time following the date hereof
          -------------------
Buyer proposes to register any of shares of Common Stock under the Securities Act (other than in connection with a merger or acquisition registered on Form S-4 (or a similar special-purpose form) or with an employee benefit plan or similar plan registered on Form S-8 (or a similar special purpose form) or any dividend reinvestment plan), it will give written notice by registered mail, at least 30 days prior to the filing of each such registration statement, to Seller and to the Shareholders of its intention to do so. If Seller, the

Shareholders and/or Kenny shall provide written notice (each a "Registration
                                                                ------------
Notice") within 10 days after receipt of any such notice of its or their desire
------
to include any shares of Common Stock which were issued by ICI hereby and are then held by any of them (the shares of Common Stock specified in such Registration Notice or Notices being referred to as "Registrable Securities") in
                                                     ----------------------
such proposed registration statement, Buyer shall afford each of Seller, the Shareholders and/or Kenny the opportunity to have the number of Registrable Securities specified in each such Registration Notice registered under such registration statement. Buyer shall not be obligated to include the Registrable Securities specified in a Registration Notice delivered to Buyer in more than one registration statement (it being agreed that (i) Seller and Kenny may deliver only one Registration Notice each to Buyer and (ii) the Shareholders may not deliver any Registration Notices to Buyer unless Seller shall have been dissolved and the shares of Common Stock owned by Seller distributed to the Shareholders, in which case the Shareholders may deliver only one Registration Notice each), provided, that the obligation of Buyer to register the Registrable
              --------
Securities specified in the Registration Notices shall be satisfied only at such time as a registration statement or registration statements, as the case may be, covering the number of Registrable Securities specified in the Registration Notices shall be declared effective by the Securities and Exchange Commission.

     (b) Buyer shall pay all Registration Expenses (as defined below) incurred in connection with the registration statement(s) filed pursuant to this Section
7.6. "Registration Expenses" shall mean all expenses incurred by Buyer in
      ---------------------
complying with its registration obligations including, without limitation, all registration, qualifications and filing fees, "blue sky" fees and expenses, printing expenses, fees and disbursements of counsel and independent public accountants for Buyer, fees of the National Association of Securities Dealers, Inc., transfer taxes, escrow fees, fees of transfer agents and registrars and costs of insurance.

     (c) Buyer shall indemnify and hold harmless Seller, the Shareholders and Kenny and their respective officers, directors, employees and agents against any losses, claims, damages or liabilities or actions in respect thereof, joint or several, to any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or actions (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which the Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) arise out of or are based upon any violation by Buyer of any rule or regulation promulgated under the Securities Act or the Securities Exchange Act of 1934, as amended and applicable to Buyer, and will reimburse them for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Buyer will not be liable in any
                     --------  -------
such case if and to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to Buyer by or on behalf of Seller, the Shareholders or Kenny in writing expressly for use in such registration statement or prospectus ("Shareholder Information") and Seller, the Shareholders
                          -----------------------
and Kenny shall indemnify and hold Buyer, its officers, directors, stockholders, employees, agents, attorneys and representatives harmless from and against any and all losses, claims, damages, liabilities or actions which any of them may incur that are based upon the inclusion of such Shareholder Information in such registration statement or prospectus.

     (d)  Notwithstanding the above, if the managing underwriter or underwriters of an offering described in Section 7.6(a) shall advise Buyer that the inclusion of the Registrable Securities would adversely effect the proposed offering, the amount of Registrable Securities to be included in such offering shall be reduced by the amount recommended by such managing underwriter or underwriters; provided, that such reduction in amount shall be pro rata with the
              --------
reduction in amount of shares of Common Stock of any other stockholder of Buyer to be included in such offering.

     7.7.  CHANGE OF NAME.  Seller shall, and the Shareholders shall cause
           --------------
Seller to, immediately amend Seller's Certificate of Incorporation to change Seller's corporate name to "W&B Liquidation Corp." In addition, Seller shall immediately either terminate or where appropriate cause a change in the name to "W&B Liquidation Corp." with respect to all certificates or other filings with governmental or regulatory authorities (including related tariffs) relating to Seller doing business under the names or engaging in business as "UTT" and/or "Universal Telecom Technologies".

     7.8.  UNIFIED DEPOSIT.  Buyer understands that it shall be able to cause
           ---------------
the Unified Deposit to be paid to it and acknowledges that if the Unified Deposit is paid to Buyer on or before January 1, 1997, the full $75,000 principal amount of the Unified Note will become due and payable, but if the Unified Deposit is paid to Buyer after January 1, 1997, only $12,970 will become due and payable under the Unified Note. Buyer agrees, therefore, that Buyer will not seek to collect the Unified Deposit prior to January 1, 1997.

     7.9.  LETTER OF CREDIT.  As promptly as practicable after the date hereof,
           ----------------
Buyer shall replace the current letter of credit in favor of Sunmark, Inc. under the office lease with Sunmark, Inc. with a new letter of credit of Buyer in favor of Sunmark, Inc.

     8.  GENERAL
         -------

     8.1.  EXPENSES.  All expenses of the preparation, execution and
           --------
consummation of this Agreement and of the transactions contemplated hereby including, without limitation, attorneys', accountants' and outside advisors' fees and disbursements, shall be borne by the party incurring such expenses, except Seller shall not use any of the Closing Cash to pay the fees and expenses of Kenny. The Closing Cash shall be used to pay the fees and expenses as listed on Exhibit C.

     8.2.  ENTIRE AGREEMENT.  This Agreement contains the entire understanding
           ----------------
of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, including, without limitation, the letter of intent dated November 18, 1996 among the parties hereto, and shall not be amended or terminated except by a written instrument hereafter signed by all of the parties hereto. The Schedules and Exhibits to this Agreement are to be considered a part of this Agreement for all purposes.

     8.3.  ASSIGNMENT.  None of the parties hereto may assign its rights or
           ----------
delegate its obligations under this Agreement without the written consent of the other parties hereto, except that Seller may assign its rights hereunder to the Shareholders upon dissolution of Seller and Buyer may assign this Agreement in the event of a sale of all or substantially all of the assets of Buyer. This Agreement and all of the provisions hereof shall be binding upon and inure only to the benefit of the parties hereto and their respective heirs, executors, personal representatives and successors.

     8.4.  FURTHER ACTION.  Each of the parties hereto shall use all reasonable
           --------------
efforts to do, or cause to be done, all things necessary, proper or advisable under applicable law to carry out the provisions of this Agreement and shall execute and deliver such documents and other papers as may be required to carry out the provisions of this Agreement and, if a state public utilities commission shall advise Buyer that transfer of Seller's certificate or other authorization shall be required in connection with the transactions contemplated hereby, then Seller and Buyer shall promptly take all steps necessary to effect such a transfer (including, without limitation, filing and prosecuting applications for assignment or transfer of such certificates or other authorizations as may be required by the Federal Communications Commission and any state public utilities commission) or seek such other approval as may be necessary to carry out these transactions; provided, that Buyer shall use
                                           --------
reasonable efforts to permit Seller to retain its certificates and tariffs if it is feasible to do so at no cost or expense to Buyer; provided, further, that
                                                     --------  -------
Seller shall not directly or indirectly sell or otherwise transfer any of such certificates, tariffs or other authorizations for a period of 90 days after the date hereof including, without limitation, by way of a sale or other transfer of the shares of capital stock of Seller. In addition, Seller shall be entitled to review all documents to be filed with federal and state authorities in connection with any transfer to Buyer or to any third party prior to filing thereof.

     8.5.  NOTICES.  All notices, demands, requests and other communications
           -------
hereunder shall be in writing and shall be deemed to have been duly given and shall be effective upon receipt, if delivered by hand, or sent by certified or registered United States mail, postage prepaid and return receipt requested or by prepaid overnight express service. Notices shall be sent to the parties at their respective addresses as set forth on the first page of this Agreement or to such other address as shall be specified by like notice.

     8.6.  SPECIFIC PERFORMANCE.  The parties agree that due to the unique
           --------------------
subject matter of this transaction, monetary damages will be insufficient to compensate the non-breaching party in the event of a breach of any part of this Agreement. Accordingly, the parties agree that the non-breaching party shall be entitled (without prejudice to any other right or remedy to which it may be entitled) to an appropriate decree of specific performance, or an injunction restraining any violation of this Agreement or other equitable remedies to enforce this Agreement (without establishing the likelihood of irreparable injury or posting bond or other security), and the breaching party waives in any action or proceeding brought to enforce this Agreement the defense that there exists an adequate remedy at law.

     8.7.  GOVERNING LAW.  THE VALIDITY AND CONSTRUCTION OF THIS AGREEMENT SHALL
           -------------
BE GOVERNED BY THE INTERNAL LAWS (AND NOT THE PRINCIPLES OF CONFLICT OF LAWS) OF THE STATE OF NEW YORK.

     8.8.  SEVERABILITY.  If any one or more of the provisions contained in this
           ------------
Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not (to the full extent permitted by law) in any way be affected or impaired.

     8.9.  ATTORNEY'S FEES.  In any action, proceeding or counterclaim arising
           ---------------
out of or in any way connected with this Agreement, the prevailing parties shall be entitled to recover reasonable attorneys' fees and disbursements incurred in connection therewith.

     8.10.  HEADINGS.  All headings in this Agreement are intended solely for
            --------
convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     8.11.  COUNTERPARTS.  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

     8.12.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY WAIVES
            --------------------
TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

     IN WITNESS WHEREOF, and intending to be legally bound thereby, Buyer and Seller have caused this Agreement to be duly executed and delivered by their respective duly authorized officers and each of the Shareholders has executed and delivered this Agreement as of the date first set forth above.


                                                UNIVERSAL TELECOM, INC.


                                                By:  /s/  William M. Wunderlich
                                                   -----------------------------
                                                   Name:  William M. Wunderlich
                                                   Title: Chairman & CEO


                                                INTERMEDIA COMMUNICATIONS INC.


                                                By:  /s/  Robert M. Manning
                                                   -----------------------------
                                                   Name:  Robert M. Manning
                                                   Title: SVP & CFO


                                                /s/  William M. Wunderlich
                                                --------------------------------
                                                William M. Wunderlich


                                                /s/  Ray Bove
                                                --------------------------------
                                                Ray Bove

                                   Exhibit A

                        Allocation of Acquisition Price
                        -------------------------------

The sum of the Acquisition Price and the Assumed Liabilities shall be allocated to the Acquired Assets based upon fair market value. The excess of the sum of the Acquisition Price and the Assumed Liabilities over the fair market value of the Acquired Assets shall be allocated to intangible assets.

                                   Exhibit B

                               List of Customers
                               -----------------

                                   Exhibit C

                              Use of Closing Cash
                              -------------------